Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Oplink Communications, Inc. of our reports dated September 11, 2009 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in the Annual Report on Form 10-K of Oplink Communications, Inc. for the fiscal year ended June 30, 2009.
/s/ Burr Pilger Mayer, Inc.
San Jose, California
February 1, 2010